UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 9, 2019
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273		51-0263969

(COMMISSION FILE NUMBER)		(IRS EMPLOYER IDENTIFICATION NO.)

6901 Professional Pkway. East, Suite 200
Sarasota,	Florida	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

(941) 556-2601
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August 5, 2019, Roper Technologies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with iPipeline Holdings, Inc. (“iPipeline”), Project Purpose Merger Sub Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and Thoma Bravo, LLC (the “Representative”), solely in its capacity as representative of the stockholders and optionholders of iPipeline (collectively, the “Sellers”).

Pursuant to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into iPipeline, with iPipeline surviving as a wholly-owned subsidiary of the Company, on the closing date (the “Closing”).

The aggregate purchase price payable to the Sellers at the Closing is approximately $1.625 billion in cash, subject to adjustments reflecting cash, indebtedness, working capital and transaction expenses of iPipeline as of the Closing.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Merger Sub and iPipeline. From the date of the Merger Agreement until the Closing, iPipeline is required to conduct its business in the ordinary course consistent with past practice and to comply with certain covenants regarding the operation of its business.

The Closing is expected to be in the third quarter of 2019 and is subject to regulatory approval and customary closing conditions, including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement provides for certain termination rights of the Company and iPipeline, including termination by the Company or the Representative if the Closing has not been consummated on or before November 30, 2019, but only if the party terminating the Merger Agreement has not materially breached the Merger Agreement and thereby prevented the consummation of the transactions contemplated by the Merger Agreement or, in the case of the Company, if specific performance of the Merger Agreement is not being sought.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2019.

Item 7.01. Other Events.

On August 8, 2019, the Company issued a press release announcing the Company’s entry into the Merger Agreement. A copy of the press release is furnished hereto as Exhibit 99.1, which shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Roper Technologies, Inc. dated August 8, 2019.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Technologies, Inc.
(Registrant)

BY:	/S/ Robert C. Crisci	Date:	August 9, 2019
Robert C. Crisci, Executive Vice President and Chief Financial Officer